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                                                                    EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2002 (except as to Note 19, which is as of March 26, 2002), relating to the financial statements and financial statement schedule of ProxyMed, Inc., which appears in ProxyMed, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
June 4, 2002